UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006 (August 2, 2006)

NetRatings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27907	77-0461990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 West 45th Street, 35th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (212) 703-5900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2006, NetRatings, Inc. (the “Company”) announced the appointment of Louise Ainsworth as Managing Director, Europe/Middle East/Africa (EMEA).

Pursuant to the terms of the Service Agreement between Ms. Ainsworth and the Company’s subsidiary, NetRatings UK Ltd (“NetRatings UK”) dated July 13, 2006 (the “Service Agreement”), Ms. Ainsworth’s base salary is £130,000 per year and is subject to review by the Board of Directors of the Company. Ms. Ainsworth will also be eligible to participate in the Company’s executive bonus plan pursuant to which Ms. Ainsworth could receive an annual bonus of up to 35% of her annual salary. For the 2006 bonus year, Ms. Ainsworth is guaranteed a minimum payment of 50% of her maximum bonus, pro rated according to the period she works in 2006.

In addition, Ms. Ainsworth will receive 20,000 shares of Restricted Common Stock pursuant to the Company’s Amended and Restated 1998 Stock Plan. Of this total, 10,000 shares will vest in three equal annual installments and 10,000 shares will vest based on the financial performance of the Company. If, within twelve months following a change of control of the Company, Ms. Ainsworth is terminated from her position with NetRatings UK or there is a material change to her duties or compensation, she will be entitled to receive additional cash compensation equal to six months of base salary, bonus and benefits as in effect immediately prior to the date of termination.

There are no arrangements between Ms. Ainsworth and any other persons pursuant to which Ms. Ainsworth was selected as an officer, nor are there any family relationships between Ms. Ainsworth and any director, executive officer or any other person that are required to be disclosed under Item 401(d) of Regulation S-K. There are no transactions to which the Company is a party and in which Ms. Ainsworth had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

The above summary is qualified in its entirety by reference to the Service Agreement, a copy of which is included as Exhibit 99.1 of this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

99.1       Service Agreement, dated July 13, 2006, between NetRatings UK Ltd and Louise Ainsworth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2006	NETRATINGS, INC.

	By:	/s/ William Pulver
William Pulver President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Service Agreement, dated July 13, 2006, between NetRatings UK Ltd and Louise Ainsworth.